APPENDIX I TO THE PRICING AND BOOKKEEPING AGREEMENT


Trust                        Series                                         Effective
                                                                                 Date
-----                        ------                                         ---------
Liberty Funds Trust I        Liberty High Yield Securities Fund               11/1/91
                             Liberty Income Fund                               5/1/92
                             Liberty Strategic Income Fund                     5/1/92
                             Liberty Tax-Managed Growth Fund                 12/30/96
                             Liberty Tax-Managed Value Fund                    6/1/99
                             Liberty Tax-Managed Growth Fund II                3/1/00
                             Liberty Tax-Managed Aggressive Growth Fund        8/1/00

Liberty Funds Trust II       Liberty Intermediate Government Fund             2/14/92
                             Liberty Short Term Government Fund               10/1/92
                             Liberty Newport Japan Opportunities Fund          6/3/96
                             Liberty Newport Greater China Fund               5/12/97
                             Stein Roe Small Cap Tiger Fund                    6/3/96

Liberty Funds Trust III      Liberty Select Value Fund                        11/1/91
                             The Liberty Fund                                 2/14/92
                             Liberty Federal Securities Fund                  2/14/92
                             Liberty Newport Global Equity Fund               2/14/92
                             Liberty Newport International Equity Fund        2/14/92
                             Liberty Strategic Balanced Fund                   9/1/94
                             Liberty Contrarian Small-Cap Fund               10/19/98
                             Liberty Contrarian Equity Fund                  10/19/98
                             Liberty Contrarian Balanced Fund                10/19/98
                             Liberty Oregon Tax-Free Fund                    10/19/98
                             Liberty Real Estate Fund                        10/19/98
                             Liberty Contrarian Income Fund                  10/19/98
                             Liberty Special Fund                            12/22/98
                             Liberty Contrarian Fund                          12/1/98
                             Liberty Newport Global Utilities Fund            2/26/99

Liberty Funds Trust IV       Liberty High Yield Municipal Fund                 6/5/92
                             Liberty Intermediate Tax-Exempt Fund            12/18/92
                             Liberty Tax-Exempt Fund                          11/1/91
                             Liberty Tax-Exempt Insured Fund                  11/1/91
                             Liberty Utilities Fund                           2/14/92

Liberty Funds Trust V        Liberty Massachusetts Tax-Exempt Fund            11/1/91
                             Liberty Connecticut Tax-Exempt Fund              11/1/91
                             Liberty California Tax-Exempt Fund                8/3/92
                             Liberty Michigan Tax-Exempt Fund                  8/3/92
                             Liberty Minnesota Tax-Exempt Fund                 8/3/92
                             Liberty New York Tax-Exempt Fund                  8/3/92
                             Liberty North Carolina Tax-Exempt Fund            8/6/93
                             Liberty Ohio Tax-Exempt Fund                      8/3/92
                             Liberty Florida Tax-Exempt Fund                  1/13/93

Liberty Funds Trust VI       Liberty Growth & Income Fund                        7/1/92
                             Liberty Small-Cap Value Fund                       11/2/92
                             Liberty Value Fund                                 3/31/96
                             Liberty Newport Asia Pacific Fund                  8/25/98

Liberty Funds Trust VII      Liberty Newport Tiger Fund                          5/1/95
                             Liberty Newport Europe Fund                        11/1/99

Liberty Investment Grade Bond Fund                                               1/18/00

Liberty Floating Rate Advantage Fund                                             1/27/00



By:
     ---------------------------------------
     J. Kevin Connaughton, Controller


By:
     ---------------------------------------
     Nancy L. Conlin, Senior Vice President
     Colonial Management Associates, Inc.

Dated: August 1, 2000